CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-114404 on Form S-6 of our report dated April 17, 2025, relating to the financial statements and financial highlights of each of the Sub-Accounts of Talcott Resolution Life Insurance Company Separate Account Twelve, included herein, and to the reference to us under the heading “Experts” in this Registration Statement.
/s/ Deloitte & Touche LLP
Denver, Colorado
April 24, 2025